As filed with the Securities and Exchange Commission on April 29, 2008

Registration No. 333-146818

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ARENA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	23-2908305
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive
San Diego, California 92121
(858) 453-7200

(Address, Including Zip Code and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Steven W. Spector, Esq.
Senior Vice President, General Counsel and Secretary
6166 Nancy Ridge Drive
San Diego, California 92121
(858) 453-7200

(Name, Address, Including Zip Code and Telephone Number, Including
Area Code, of Agent for Service)

Copies to:

Steven M. Przesmicki, Esq.
Charles S. Kim, Esq.
Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

Approximate date of commencement of proposed sale to the public:

This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

This post-effective amendment to the Registration Statement on Form S-3ASR (Registration No. 333-146818) (the “Registration Statement”) of Arena Pharmaceuticals Inc., a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission on October 19, 2007, hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder.

In accordance with the Registrant’s undertaking in Part II, Item 17(3) of the Registration Statement, the Registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 28, 2008.

ARENA PHARMACEUTICALS, INC.

By:	/s/ JACK LIEF
Jack Lief, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Date

By:	/s/ JACK LIEF	April 28, 2008
Jack Lief, President, Chief Executive Officer and Chairman (Principal Executive Officer)

By:	/s/ ROBERT E. HOFFMAN	April 28, 2008
Robert E. Hoffman, CPA, Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

By:	/s/ DOMINIC P. BEHAN*	April 28, 2008
Dominic P. Behan, Ph.D., Director

By:	/s/ DONALD D. BELCHER*	April 28, 2008
Donald D. Belcher, Director

By:	/s/ SCOTT H. BICE*	April 28, 2008
Scott H. Bice, J.D., Director

By:	/s/ HARRY F. HIXSON, JR.*	April 28, 2008
Harry F. Hixson, Jr., Ph.D., Director

By:	/s/ J. CLAYBURN LA FORCE, JR.*	April 28, 2008
J. Clayburn La Force, Jr., Ph.D., Director

By:	/s/ TINA NOVA BENNETT*	April 28, 2008
Tina Nova Bennett, Ph.D., Director

By:	/s/ PHILLIP M. SCHNEIDER	April 28, 2008
Phillip M. Schneider, Director

By:	/s/ CHRISTINE A. WHITE*	April 28, 2008
Christine A. White, M.D., Director

By:	/s/ RANDALL E. WOODS	April 28, 2008
Randall E. Woods, Director

* Pursuant to power of attorney

By:	/s/ STEVEN W. SPECTOR
Steven W. Spector
Attorney-in-Fact

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